EXHIBIT 99.1

Accelerate Diagnostics Reports First Quarter 2019 Financial Results

TUCSON, Ariz., May 9, 2019 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the first quarter ended March 31, 2019.

“We are pleased with our continued momentum in the first quarter, as we achieved strong consumable test kit revenue growth, along with a six-fold increase in commercial placements compared to the first quarter of 2018,” said Lawrence Mehren, president and CEO of Accelerate Diagnostics, Inc. “During the quarter, we also began pre-clinical testing for our severe bacterial pneumonia assay, and we reached principle alignment on trial design with the Chinese regulatory agency, bringing us one step closer to commercialization in this important geography. Our first quarter accomplishments, combined with additional evidence of the Accelerate Pheno™ system’s clinical and economic benefits that was presented by our customers at ECCMID a few weeks ago, instill optimism that we will continue to build on this operational and financial performance throughout the remainder of the year.”

First Quarter 2019 Highlights

•	Added 75 commercially contracted instruments, compared to 11 in the first quarter of 2018.

•	Net sales of $1.8 million, compared to $801 thousand in the first quarter of 2018, driven primarily by an increase in the sale of consumable test kits.

•	Gross margin was 48% for the quarter, compared to 39% in the first quarter of 2018. This improvement was driven by higher test kit production levels in the first quarter of 2019 and the sale of pre-FDA manufactured inventory previously expensed to R&D. Excluding the effect of this pre-FDA inventory, gross margin was 45% for the quarter.

•	Selling, general, and administrative expenses for the quarter were $12.7 million, compared to $14.4 million in the first quarter of 2018.

•	Research and development (R&D) costs for the quarter were $6.9 million, compared to $6.8 million in the first quarter of 2018.

•	Net loss was $21.7 million in the first quarter, or $0.40 per share, which included $3.5 million in non-cash stock-based compensation expense.

•	Net cash used in the quarter was $15.6 million, and the company ended the quarter with total cash, investments, and cash equivalents of $150.9 million.

Full financial results for the quarter ending March 31, 2019 will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

The company will host a conference call at 4:30PM ET today to review its first quarter results. To participate in the conference call, dial +1.877.883.0383 and enter the conference ID: 4972793. International participants may dial +1.412.902.6506. Please dial in 10 to 15 minutes prior to the start of the conference call. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (international) using access code 10130478 until May 30, 2019.

This conference call will also be webcast and can be accessed from the “Investors” section of the company’s website at axdx.com/investors. A replay of the audio webcast will be available until May 30, 2019.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno™ system and Accelerate PhenoTest™ BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1-2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

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The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, about the company’s projections as to when certain key business milestones may be achieved, the potential of the company’s products or technology, the growth of the market, the company’s estimates as to the size of its market opportunity and potential pricing, the company’s competitive position and estimates of time reduction to results, and its future development plans and growth strategy. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2019, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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Investor Inquiries:

Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Media Contact:

Andrew Chasteen, Accelerate Diagnostics, +1 520 365-3100, achasteen@axdx.com

Source: Accelerate Diagnostics Inc.

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ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEET

(in thousands, except share data)

	March 31,	December 31,
	2019	2018
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$75,309	$66,260
Investments	75,550	100,218
Trade accounts receivable	1,950	1,860
Inventory	8,599	7,746
Prepaid expenses	1,880	980
Other current assets	712	576
Total current assets	164,000	177,640
Property and equipment, net	7,242	7,303
Right of use assets	487	—
Intellectual property, net	108	114
Other non-current assets	348	208
Total assets	$172,185	$185,265

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,505	$1,322
Accrued liabilities	3,236	4,962
Accrued interest	191	1,262
Deferred revenue and income	291	217
Current operating lease liability	244	—
Total current liabilities	6,467	7,763
Noncurrent operating lease liability	243	—
Other long term liabilities	46	53
Convertible notes	122,461	120,074
Total liabilities	$129,217	$127,890

Commitments and contingencies

Stockholders’ equity:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and none outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value;
75,000,000 common shares authorized with 54,454,347 shares issued and outstanding on March 31, 2019 and 54,231,876 shares issued and outstanding on December 31, 2018	54	54
Contributed capital	440,154	432,885
Treasury Stock	(45,067)	(45,067)
Accumulated deficit	(352,069)	(330,348)
Accumulated other comprehensive loss	(104)	(149)
Total stockholders’ equity	42,968	57,375
Total liabilities and stockholders’ equity	$172,185	$185,265

See accompanying notes to condensed consolidated financial statements.

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ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2019	2018
Net sales	$1,750	$801

Cost of sales	916	492
Gross profit	834	309

Costs and expenses:
Research and development	6,933	6,782
Sales, general and administrative	12,723	14,353
Total costs and expenses	19,656	21,135

Loss from operations	(18,822)	(20,826)

Other income (expense):
Interest expense	(3,459)	(158)
Foreign currency exchange (loss) gain	(59)	55
Interest income	842	301
Other expense (net)	(2)	—
Total other (expense) income, net	(2,678)	198

Net loss before income taxes	(21,500)	(20,628)
Provision for income taxes	(221)	(184)
Net loss	$(21,721)	$(20,812)

Basic and diluted net loss per share	$(0.40)	$(0.37)
Weighted average shares outstanding	54,337	55,640

Other comprehensive loss:
Net loss	$(21,721)	$(20,812)
Net unrealized gain (loss) on available-for-sale investments	121	(53)
Foreign currency translation adjustment	(76)	112
Comprehensive loss	$(21,676)	$(20,753)

See accompanying notes to condensed consolidated financial statements.

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ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(21,721)	$(20,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment and operating lease assets	626	544
Amortization of investment discount	(180)	19
Equity-based compensation	3,397	5,602
Amortization of debt discount and issuance costs	2,387	158
Realized gain on sale of investments	(2)	—
Loss on disposal of property and equipment	329	11
(Increase) decrease in assets:
Accounts receivable	(90)	881
Inventory	(1,567)	(1,917)
Prepaid expense and other	(1,041)	(989)
Increase (decrease) in liabilities:
Accounts payable	1,151	701
Accrued liabilities, and other	(1,790)	733
Accrued interest	(1,071)	—
Deferred revenue and income	74	(1,003)
Deferred compensation	(7)	4
Net cash used in operating activities	(19,505)	(16,068)
Cash flows from investing activities:
Purchases of equipment	(37)	(1,294)
Purchase of marketable securities	(12,826)	(9,356)
Proceeds from sales of marketable securities	9,000	3,000
Maturities of marketable securities	28,662	20,125
Net cash provided by investing activities	24,799	12,475
Cash flows from financing activities:
Proceeds from issuance of common stocks	139	134
Proceeds from exercise of options	3,677	1,112
Proceeds from issuance of convertible note	—	150,000
Prepayment of forward stock repurchase transaction	—	(45,069)
Payment of debt issuance costs	—	(4,330)
Net cash provided by financing activities	3,816	101,847

Effect of exchange rate on cash	(61)	80

Increase in cash and cash equivalents	9,049	98,334
Cash and cash equivalents, beginning of period	66,260	28,513
Cash and cash equivalents, end of period	$75,309	$126,847

See accompanying notes to condensed consolidated financial statements.

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